UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2007

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 15, 2007, the Base Contract for Short-Term Sale and Purchase of Natural Gas, effective March 1, 1999, between us and CMS Energy Resource Management Company (formerly CMS Marketing, Services and Trading Company) (the “CMS Agreement”) was terminated. The CMS Agreement was terminated by a ruling in our favor by the 236th Judicial District Court of Texas in Quicksilver Resources Inc. v CMS Marketing, Services and Trading Company. The CMS Agreement was a 10-year base contract regarding the sale and purchase of 10,000 million British thermal units (MMbtu) of natural gas per day at a minimum price of $2.47 per MMbtu with a condition that, if the gas could be scheduled or delivered to derive additional value, the parties would share equally in the additional revenue. The Court rescinded the contract and rendered it void from the May 15, 2007 signing of the judgment forward. CMS has the right to appeal the judgment.

On May 16, 2007, we issued a press release regarding the Court’s judgment. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits:

Exhibit Number	Description
99.1	Press release dated May 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone
Senior Vice President,
General Counsel and Secretary

Date: May 17, 2007

Index to Exhibits

Exhibit Number	Description
99.1	Press release dated May 16, 2007.